AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXA EQUITABLE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.    ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No,. 333-197931. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Escrow Shield Plus Agreement	$50,000,000	100%	100%	$6,225
AXA Equitable Life Insurance Company	—	—	—	None

(1)	The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The Registrant previously registered securities at a maximum aggregate offering price of $2,500,000,000 on the Registration Statement Form S-3 (File No. 333-197931), which was declared effective on December 30, 2014 (prior Registration Statement). This new Registration Statement is being filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended to register an additional amount of securities ($50,000,000) having a proposed maximum aggregate offering price of no more than 20% of the offering price of the securities eligible to be sold under the prior Registration Statement.
(2)	Of the $2,500,000,000 of units of interest in Escrow Shield Plus Agreement registered under the Registration Statement File No. 333-197931 on Form S-3 on August 7, 2014 and December 1, 2014, for which a filing fee of $290,512.60 was paid, $15,557,927.87 remain registered and unsold, and are being carried forward pursuant to Rule 415(a)(6). A payment of $6,225 for an additional $50,000,000 of units of interest has been wired to U.S. Bank of St. Louis, MO for deposit into the Commission’s account.

THIS REGISTRATION SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed for the sole purpose of registering additional interests in the Registrant’s Escrow Shield Plus Agreement (“contracts”). The Registrant is registering an additional $50,000,000 of securities equal to no more than 20% of the securities eligible to be sold under the Registrant’s prior Registration Statement for the contracts. The contents of such prior Registration Statement (File No. 333-197931) are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

EXHIBIT NO.		TAG VALUE

(5)	Opinion and Consent of Counsel	EX-99.5

(23)	Consent of PricewaterhouseCoopers LLP	EX-99.23

(24)	Powers of Attorney	EX-99.24

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 21st day of December, 2017.

AXA EQUITABLE LIFE INSURANCE COMPANY
(Depositor)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel
AXA Equitable Life Insurance Company

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chairman of the Board, Chief Executive Officer, Director and President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom	Senior Executive Director and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan	Executive Director, Chief Accounting Officer and Controller

*DIRECTORS:

Thomas Buberl Barbara Fallon-Walsh Daniel G. Kaye Kristi A. Matus Ramon de Oliveira	Mark Pearson Bertram L. Scott George Stansfield Richard C. Vaughan

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

December 21, 2017